Exhibit (a)(iv)

                                                                  Conformed copy

                      AMENDED & RESTATED DEPOSIT AGREEMENT

                                      AMONG

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                     TELEFONAKTIEBOLAGET LM ERICSSON (publ.)

                                       AND

                                 CITIBANK, N,A.,
                                     As Depositary

                                       AND

                     HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

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                         Dated as of September 26, 1995

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                               AMENDED & RESTATED
                                DEPOSIT AGREEMENT

      AMENDED & RESTATED DEPOSIT AGREEMENT dated as of September 26, 1995 among TELEFONAKTIEBOLAGET LM ERICSSON, a public company incorporated under the laws of Sweden (herein called the "Company"). CITIBANK, N.A., a national banking association incorporated and existing under the laws of the United States of America (herein galled the "Depositary"), and all Holders from time to time of American Depositary Receipts issued hereunder (this "Deposit Agreement").

                                  WITNESSETETH:

      WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of B Shares (herein called "Shares"), of the Company from time to time with the Depositary or with the principal Stockholm office of either or both of Skandinaviska Enskilda Banken and Svenska Handelsbanken (each herein called a "Custodian" and, together, the "Custodians"), as agents of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts in respect of the American Depositary Shares;

      WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

      WHEREAS, the Company and the Depositary executed that certain Deposit Agreement dated as of May 17, 1983, as amended by that certain Amendment No. l to Deposit Agreement dated as of September 20, 1990 and that certain Amendment No. 2 to Deposit Agreement dated as of March 1, 1994 (as so amended, the "Original Deposit Agreement"), in respect of the Company's B Shares for the purposes set forth therein:

      WHEREAS, pursuant to Section 6.01 of the Original Deposit Agreement, the Company and the Depositary deem it desirable to amend further and restate the Original Deposit Agreement and the form of American Depositary Receipt annexed thereto as Exhibit A and as hereinafter described, and to supersede same by the terms of the Deposit Agreement set forth herein and the form of American Depositary Receipt annexed hereto;

      NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

                                   ARTICLE I.
                                   DEFINITIONS

      The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

      SECTION 1.01. The term "Company" shall mean Telefonaktiebolaget LM Ericsson, a public company incorporated under the laws of Sweden, and its successors.

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      SECTION 1.02. The term "Depositary" shall mean Citibank, N.A., a national banking association incorporated and existing under the laws of the United States of America, and any successor as depositary hereunder. The term "Principal Office", when used with respect to the Depositary, shall be the office of the Depositary which at the date of this Deposit Agreement is Ill Wall Street, 5th Floor, New York, New York 10043.

      SECTION 1.03. The term "Custodian" shall mean the principal Stockholm office either of Skandinaviska Enskilda Banken or of Svenska Handelsbanken, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and the term "Custodians" shall mean all of them, collectively.

      SECTION 1.04. The term "Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

      SECTION 1.05. The term "Shares" shall mean B Shares in registered form of the Company, nominal value 2.5 Swedish kronor (Skr) each, heretofore validly issued and outstanding and fully paid, non-assessable and free of any pre-emption rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, non-assessable and free of any pre-emption rights of the holders of outstanding Shares or interim certificates representing such B Shares.

      SECTION 1.06. The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

      SECTION 1.07. The term "Receipt" shall mean the American Depositary Receipts issued hereunder representing American Depositary Shares.

      SECTION 1.08. The term "American Depositary Shares" shall mean the rights represented by the Receipts issued hereunder and the interests in the Deposited Securities represented thereby. Each American Depositary Share shall represent one Share (or evidence of rights to receive a Share), until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

      SECTION 1.09. The term "Holder" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

      SECTION 1.10. The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

      SECTION 1.11. The term "dollars" shall mean United States dollars. The term "kronor" shall mean Swedish Kronor.

      SECTION 1.12. The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.


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

      SECTION 1.13. The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United Stares.

      SECTION 1.14. The term "VPC" shall mean Vardepapperscentralen VPC AB, a company organized under the Swedish Companies Act of 1975, which carves out the duties of registrar for the B Shares of the Company or any successor as registrar for the B Shares of the Company.

      SECTION 1.15. The terms "deposit", "surrender", "deliver", "transfer," or "withdraw" when used with respect to Shares, shall refer, where the context requires, to an entry or entries or an electronic transfer or transfers in an account or accounts maintained by institutions authorized under applicable law to effect transfers of securities (which may but need not be the VPC), and not to the physical transfer of certificates representing the Shares.

                                  ARTICLE II.
               FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND
                  DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

      SECTION 2.01. Form and Transferability of Receipts. Definitive Receipts shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Such Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar shall have been appointed, by the manual signature of a duly authorized officer of the Registrar. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the facsimile signature of a duly authorized officer of the Depositary who was at any time a proper officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to signature of the Registrar and delivery of such Receipts or did not hold such office at the date of such Receipts.

      The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which Receipts may be listed or to conform with any usage with, respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.


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

      Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

      SECTION 2.02. Deposit of Shares. Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodians, together with all such certifications, as may be required by the Depositary or the Custodians in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing such deposit. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental body in Sweden, if any, which is then performing the function of the regulation of currency exchange. If required by the Depositary, Shares presented for deposit at any time whether or not the transfer books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the VPC) are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

      At the request and risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

      Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the VPC), for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee, or such Custodian or its nominee.

      Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

      SECTION 2.03. Execution and Delivery of Receipts. Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company (or the appointed agent of the Company for the transfer and registration of Shares, which may but need not be the VPC) or the

VPC are open, a proper acknowledgment or other evidence from the Company satisfactory to the Depositary that any Deposited Securities have been recorded upon the books of the Company (or the appointed agent of the Company for the transfer and registration of Shares, which may but need not be the VPC) or the VPC in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be represented thereby. Such notification shall be made by letter or, at the request and risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Principal Office to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names and representing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fee of the Depositary for the execution and delivery of such Receipts or Receipts, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Shares.

      SECTION 2.04. Transfer of Receipts; Combination and Split-up of Receipts. The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers on its transfer books from time to time of Receipts, upon any surrender of a Receipt, by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

      The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipts or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

      SECTION 2.05. Surrender of Receipts and Withdrawal of Shares. Upon surrender at the Principal Office of the Depositary of a Receipt evidencing American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the cancellation of Receipts, and subject to the terms and conditions of this Deposit Agreement, the Holder of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by such Receipt. Delivery of such Deposited Securities may be made by the delivery of certificates to such Holder or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

      A receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct one (or more) of the Custodians to deliver at the Stockholm office of such Custodian, subject to Sections 2.06, 3.01 and 3.02, and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by such Receipt, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

      At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward a certificate or certificates and other proper documents of title for the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

      SECTION 2.06. Limitations on Execution and Delivery, Transfer and Surrender of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or Withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement.

      The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of compliance with any requirement of applicable law or governmental regulation relating to Receipts or to the withdrawal of any Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

      SECTION 2.07. Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, upon the Holder thereof filing with the Depositary
(a) a request for such exchange and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.


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

      SECTION 2.08. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

      SECTION 2.09. Pre-release; Lending of Shares and Receipts. Subject to the further terms and provisions of this Section 2.09, the Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts for evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof.

      The Depositary shall not issue Receipts against other rights to receive Shares nor lend Shares or Receipts; provided, however, that, subject to the second succeeding sentence, the Depositary may (i) issue Receipts prior to the receipt of shares pursuant to Section 2.02 and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.05, including Receipts which were issued under (i) above but for which Shares may not have been received. The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such transaction shall be (a) accompanied by (x) a written representation from the Person to whom Receipts or Shares are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, or (y) such evidence of ownership of Shares or Receipts, as the case may be, as the Depositary deems appropriate (b) at all times fully collateralized (marked to market daily) with cash, United States government securities or such other collateral of comparable safety and liquidity as the Depositary deems appropriate and the Company approves, (C) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary shall limit the number of Receipts and the amount of shares involved in such transactions at any one time to thirty percent (30%) of the face amount of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above), and thirty percent (30%) of the principal amount of the Shares actually deposited hereunder, respectively. The Depositary shall also set limits with respect to the number of Receipts and amount of Shares involved in transactions to be effected hereunder with any one person on a case-by-case basis as it reasonably deems appropriate.

      The Depositary may retain for its own account any compensation received by it in connection with the foregoing. Such collateral held by the Depositary, but not the earnings thereon, shall be held for the benefit of the Bolder only.

                                  ARTICLE III.
                             CERTAIN OBLIGATIONS OF
                               HOLDERS OF RECEIPTS

      SECTION 3.01. Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the VPC) of the Shares presented for deposit or other information, to execute such certificates and to


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

make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed.

      SECTION 3.02. Liability of Holder for Taxes. If any tax or other governmental charge shall become payable with respect to any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge; the Holder of such Receipt remaining liable for any deficiency.

      SECTION 3.03. Warranties on Deposit of Shares. Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, non-assessable and free of any pre-emption rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

      SECTION 3.04. Disclosure of Interests. Notwithstanding any other provisions of this Deposit Agreement, each Holder of Receipts agrees to comply with the Company's Articles of Association, as they may be amended from time to time, and the laws of Sweden with respect to disclosure requirements, if any, regarding ownership of Deposited Securities and shares in and other securities and debt obligations of the Company, all as if such Receipts were to the extent practicable the Shares represented thereby.

      The Depositary shall, at the Company's request, send to any Holder specified by the Company a notice requiring such Holder to notify the Depositary as to whether any of such Holder's American Depositary Shares represented by any of the Receipts held by or registered in the name of such Holder are being held, directly or indirectly, for some person other than such Holder and, if so, the name, address and citizenship of such other person or persons. Each Holder will provide to the Depositary at the Depositary's Principal Office the information requested in the Depositary's notice within five (5) business days after the date of the notice and the Depositary shall forthwith furnish the Company with the information provided. Should any Holder fail to provide the information sought within such five (5) business days, the Depositary shall notify the Company accordingly and, upon receipt of written instructions from the Company to that effect, the Depositary shall:

      (a) discontinue the registration of transfers of all Receipts registered in the name of such Holder;


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

      (b)   suspend the distribution of payments of dividends to such Holder;
            and

      (c) not give any further notices to such Holder; until such information is provided pursuant to this Section 3.04.

                                  ARTICLE IV.
                            THE DEPOSITED SECURITIES

      SECTION 4.01. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, convert such dividend or distribution into dollars and shall distribute the amount thus received to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Holder of Receipts for American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder of a Receipt a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding. Each of the Company and the Depositary and each of their respective agents, as appropriate, will remit to the appropriate governmental authority or agency all amounts (if any) withheld by it and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and either the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

      SECTION 4.02. Distribution Other Than Cash or Shares. Whenever the Depositary shall receive any distribution other than cash or Shares upon any Deposited Securities, the Depositary shall cause the securities or property received by it to be distributed to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash.

      SECTION 4.03. Distribution in Shares. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company's approval, and shall if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and submit to the conditions described in Section 4.02. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

      SECTION 4.04. Rights. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to the Holders of Receipts or in disposing of such rights on behalf of such Holders and making the net proceeds available in dollars to such Holders; provided, however, that the Depositary will, if requested by the Company, take action as follows:

                  (i) if at the time of the offering of any rights the
            Depositary determines that it is lawful and feasible to make such rights available to Holders of Receipts by means of warrants or otherwise, the Depositary shall distribute warrants or other instruments therefor in such form as it may determine to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or

                  (ii) if at the time of the offering of any rights the
            Depositary determines that it is not lawful or not feasible to make such rights available to Holders of Receipts by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of such sales for account of the Holders of Receipts otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise.

      If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Holders of Receipts and sell the securities represented by such rights, the Depositary will not offer such rights to the Holders of Receipts unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Holders of such Receipts are exempt from registration under the provisions of such Act.

      SECTION 4.05. Conversion of Foreign Currency. Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars and the resulting dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars shall be distributed to the Holders of Receipts entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions or otherwise.

      If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

      If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency for the respective accounts of, the Holders of Receipts entitled to receive the same.

      If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the account of, the Holders of Receipts entitled thereto.

      SECTION 4.06. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution ,other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Holders of Receipts on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively.

      SECTION 4.07. Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter mail to the Holders of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the Holders of Receipts at the close of business on a specified record date will be entitled, subject to any applicable provisions of Swedish law and of the Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares. Upon the written request of a Holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, together with (i) such Holder's Receipt or Receipts for such Shares as to which voting instructions are being given and (ii) such Holder's instructions that such Receipt or Receipts be held in a blocked account until the Shares represented by such Receipt or Receipts is voted, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request. The Depositary agrees not to exercise any voting rights or powers under any Shares or other Deposited Securities represented by the American Depositary Shares evidenced by any Receipt unless it has received such written instructions from the Holder of such Receipt, and then only in accordance with such written instructions.

      SECTION 4.08. Changes Affecting Deposited Securities. Upon any change in nominal value, par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

      SECTION 4.09. Reports. The Depositary shall make available for inspection by Holders of Receipts at its Principal Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the (Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders of Receipts copies of such reports when furnished by the Company pursuant to Section 5.06.

      In addition, upon notice that the Company has not furnished the Commission with any public reports, documents or other information as required by foreign law or otherwise by the Securities Exchange Act of 1934, the Depositary shall furnish promptly to the Commission copies of all annual or other periodic reports and other notices or communications which the Depositary receives as holder of the Deposited Securities from the Company and which are not so furnished to or filed with the Commission pursuant to any other requirement of the Commission. The Depositor shall also furnish to the Commission semi-annually, beginning on or before six months after the effective date of any registration statement filed with the Commission under the Securities Act of 1933 relating to the Receipts, the following information in tabular form:

            (1) The number of Shares represented by Receipts issued during the period covered by the report;

            (2) The number of Shares represented by Receipts retired during the period covered by the report;

            (3) The total amount of Shares represented by Receipts remaining outstanding at the end of the six-month period; and

            (4) The total number of Holders of Receipts at the end of the six-month period.

      The Depositary shall also furnish the name of each dealer known to the Depositary depositing Shares against issuance of American Depositary Receipts during the period covered by the report The Company shall furnish the Depositary with the names of each dealer known to the Company and the Depositary shall include in its report the names of such dealer or dealers which are supplied by the Company.

      SECTION 4.10. Lists of Receipts Holders. Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

      SECTION 4.11. Power of Attorney. Each Holder, upon acceptance of a Receipt issued in accordance with the terms hereof, hereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, including but not limited to those set forth in this
Article IV, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement.

                                   ARTICLE V.
                         THE DEPOSITARY, THE CUSTODIANS
                                 AND THE COMPANY

      SECTION 5.01. Maintenance of Office and Transfer Books by Depositary. Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement. The Depositary or its agent agrees to register as a foreign nominee for the purposes of this Agreement pursuant to the Swedish Law on Simplified Securities Handling.

      The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Holders of Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

      The Depositary may close the transfer books (a) with notice to the Company, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or (b) at the request of the Company upon reasonable prior notice.

      If any Receipts or the American Depositary Shares represented thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or, with the approval of the Company, appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges. Such Registrar or co-registrars may be removed and a substitute appointed by the Depositary upon the request or with the approval of the Company.

      The Company shall have the right to inspect transfer and registration records of the Depositary and any Registrar, co-transfer agent and co-registrar kept in connection with the Depositary's obligations hereunder, make copies thereof and require the Depositary, any Registrar and any co-transfer agents or co-registrars to supply copies of such portions of such records as the Company may request.

      SECTION 5.02. Prevention or Delay in Perform by the Depositary or the Company. Neither the Depositary nor the Company shall incur any liability to any Holder of any Receipt, if by reason of any provision of any present or future law of the United States or Sweden or any other country, or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of this Deposit Agreement it is provided shall, or may be done or Performed or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

      SECTION 5.03. Obligations of the Depositary, the Custodian and the Company. The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders of Receipts, except that it agrees to use its best judgment and good faith in the performance of its obligations set forth in this Deposit Agreement.

      The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders of Receipts (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), other than that it agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in this Deposit Agreement.

      Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

      Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.

      The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote, provided that any such action or non-action is in good faith.

      The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

      No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

      SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of its selection so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

      The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

      In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Holders of Receipts.

      Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

      SECTION 5.05. The Custodians. The Depositary has appointed the principal Stockholm office of each of Skandinaviska Enskilda Banken and Svenska Handelsbanken as custodians and agents of the Depositary for the purposes of this Deposit Agreement. Skandinaviska Enskilda Banken and Svenska Handelsbanken or their successors in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders of Receipts to do so, it may appoint a substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary forthwith upon its appointment, an acceptance of such appointment satisfactory in the form and substance to the Depositary. Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of Receipts. At no time, however, shall there be more than two Custodians acting under this Agreement.

      Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

      SECTION 5.06. Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Custodians a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

      The Depositary will, at the Company's expense, arrange for the prompt transmittal by the Custodians to the Depositary of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares, and arrange for the mailing, at the Company's expense, of copies thereof to all Holders of Receipts.

      SECTION 5.07. Issuance of Additional Shares etc. The Company agrees that in the event of any issuance of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities, the Company will promptly furnish to the Depositary a written opinion from counsel for the Company in the United States, which counsel shall be satisfactory to the Depositary, stating whether or not the circumstances of such issue are such as to make it necessary for a Registration Statement under the Securities Act of 1933 to be in effect prior to the delivery of the Receipts to be issued in connection with such securities or the issuance of such rights. If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such issuance of securities or rights.

      The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any company under its control, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933.

      SECTION 5.08. Indemnification. The Company agrees to indemnify the Depositary and the Custodian against, and hold each of them harmless from, any liability or expense which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or the Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents.

      The Depositary agrees to indemnify the Company and hold it harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian due to their negligence or bad faith.

      The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any person indemnified hereby.

      Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to give such notification shall not affect such indemnified person's rights otherwise than under this Section 5.08) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which shall be reasonable in the circumstances. No indemnified person shall compromise or settle any indemnifiable action or claim without the consent of the indemnifying person, which consent shall not be unreasonably withheld or delayed.

      SECTION 5.09. Expenses of the Depositary. Any and all expenses of the Depositary, including, without limitation, the charges and expenses of the Custodians under or in connection with this Deposit Agreement, other than those fees expressed to be paid by the Holders in Exhibit B hereto, or as may be agreed from time to time between the Company and the Depositary, will be borne by the Depositary.

                                  ARTICLE VI.
                            AMENDMENT AND TERMINATION

      SECTION 6.01. Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery of Receipts and taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of three mouths after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby.

      SECTION 6.02. Termination. The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 day prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. If any Receipts shall remain outstanding after the date of termination. the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except for its obligations under Section 5.08 hereof and except to account for the claims of the Holders, as creditors of the Depositary, for such net proceeds and other cash, after deducting or charging, as the case may be, the fees of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 hereof. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement, except for the Company's obligations under Section
5.08 hereof.

                                  ARTICLE VII.
                                  MISCELLANEOUS

      SECTION 7.01. Restatement. This Deposit Agreement is an amended and restated deposit agreement superseding, amending and replacing the Original Deposit Agreement.

      SECTION 7.02. Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Holder of a Receipt during business hours.

      SECTION 7.03. No Third Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

      SECTION 7.04. Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no wise be affected, prejudiced or disturbed thereby.

      SECTION 7.05. Holders Parties; Binding Effect. The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

      SECTION 7.06. Notices. Any and all notices to be given to the Company shall be deemed to have been duly given it personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Telefonaktiebolaget LM Ericsson (publ.), Telefonplan, S-126 25, Stockholm, Sweden, or any other place to which the Company may have transferred its principal office.

      Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Citibank, N.A., 111 Wall Street, 5th Floor, New York, New York 10043, or any other place to which the Depositary may have transferred its principal Office.

      Any and all notices to be given to any Holder of a Receipt shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary, a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

      Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile remission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder of a Receipt, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

      SECTION 7.07. Governing Law. This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

      SECTION 7.08. Compliance with U.S. Securities Laws. Notwithstanding anything in this Deposit Agreement to the contrary, each of the Company and the Depositary agree that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, without being limited to, General Instruction I.A(l) to Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

      IN WITNESS WHEREOF, TELEFONAKTIEBOLAGET LM ERICSSON (publ.) and CITIBANK, N.A. have duly executed this agreement as of the day and year first above set forth and all Holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

                                    TELEFONAKTIEBOLAGET LM ERICSSON (publ.)

                                    By: /s/ Lars Ramqvist
                                        ------------------------------------
                                        Name:  Lars Ramqvist
                                        Title: President and Chief Executive,
                                               Officer


                                    By: /s/ Erling Blomme
                                        ------------------------------------
                                        Name:  Erling Blomme
                                        Title: Senior Vice President and
                                               General Counsel


                                    CITIBANK, N.A.

                                    By: /s/ Jan Soderberg
                                        ------------------------------------
                                        Name:  Jan Soderberg
                                        Title: Vice President

                                    EXHIBIT A
                            [FORM OF FACE OF RECEIPT]

                           AMERICAN DEPOSITARY RECEIPT
                           AMERICAN DEPOSITARY SHARES
                                  representing
                              DEPOSITED B SHARES OF
                         TELEFONAKTIEBOLAGET LM ERICSSON
            (A public company incorporated under the laws of Sweden)

No.

      CITIBANK. N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (herein called the Depositary), hereby certifies that ______________ is the owner of _________________ American Depositary Shares, representing deposited B Shares, nominal value 2.5 Swedish kronor each (herein called Shares), of TELEFONAKTIEBOLAGET LM ERICSSON, a public company incorporated under the laws of Sweden (herein called the Company). At the date hereof, each American Depositary share represents one Share (or evidence of rights to receive one Share) deposited under the Deposit Agreement at the principal Stockholm office either of Skandinaviska Enskilda Banken, or of Svenska Handelsbanken (herein called the Custodian or, together, the Custodians). The address of the Depositary's principal executive office is 111 Wall Street, New York, New York 10043.

      (1) The Deposit Agreement. This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Amended & Resealed Deposit Agreement dated as of September 26, 1995 (herein called the Deposit Agreement, and which amends, restates and supersedes that certain Deposit Agreement dated as of May 17, 1983 as amended by that certain Amendment No. 1 to Deposit Agreement dated as of September 20, 1990 and that certain Amendment No. 2 to Deposit Agreement dated as of March 1, 1994), by and among the Company, the Depositary and all Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and be bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Sues, securities, property and cash are herein called Deposited Securities). Copies of the Deposit Agreement are on file at the principal offices of the Depositary and the Custodians. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the' Deposit Agreement, to which reference is hereby made. The terms "deposit", "surrender", "deliver", "transfer" or "withdraw" when used with respect to Shares, shall refer, where the context requires, to an entry or entries or an electronic transfer or transfers in an account or accounts maintained by institutions authorized under applicable law to effect transfers of securities (which may but need not be the VPC (as defined in paragraph (3) below)), and not to the physical transfer of certificates representing the Shares.

      (2) Surrender of Receipts and Withdrawal of Shares. Upon surrender at the Principal Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in paragraph (6) of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Holder hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of certificates in the name of the Holder hereof or as ordered by him or by the delivery of certificates endorsed or accompanied by proper instruments of transfer. Such delivery will be made without unreasonable delay and, at the option of the Holder hereof, either at the office of any Custodian or at the Principal Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Principal office of the Depositary in the Borough of Manhattan, The City of New York shall be at the risk and expense of the Holder hereof.

      (3) Transfers, Split-ups and Combinations. This Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by law; provided, however, that the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto and payment of any applicable fees as provided in paragraph (6) of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.

      The Depositary may refuse to execute and deliver Receipts, register the transfer of any Receipt, make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval or other information as it may deem necessary or proper, The delivery of Receipts against deposits of Shares generally may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfers or surrenders of Outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Vardepapperscentralen VPC AB (the "VPC") or its successor as agent of the Company for the transfer and registration for Shares) are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time due to compliance with any requirement of applicable law or governmental regulation relating to Receipts or to the withdrawal of any Deposited Securities, Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares which, if sold by the holder thereof in the United Stares or its territories, would be subject to the registration provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

      (4) Liability of Holder for Taxes. If any tax or other governmental charge shall became payable with respects to any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

      (5) Warranties by Depositor. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are valid and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

      (6) Charges of Depositary. The Depositary will charge the party to whom Receipts are delivered against deposits, and the party surrendering Receipts for delivery of Deposited Securities, $5.00 for each 100 American Depositary Shares (or portion thereof) represented by the Receipts issued or surrendered. Any and all expenses of the Depositary, including, without limitation, the charges and expenses of the Custodians under or in connection with the Deposit Agreement, other than those fees expressed to be paid by the Holders in the preceding sentence, or as may be agreed from time to time between the Company and the Depositary, will be borne by the Depositary, except (i) taxes and other governmental charges, (ii) share transfer registration fees on deposits of Shares, (iii) such cable, telex and facsimile transmission and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders of Receipts, and (iv) such expenses as are incurred by the Depositary in the conversion of foreign currency into dollars.

      (7) Title to Receipts. It is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

      (8) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the mania! signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

      (9) Pre-release. Pursuant to the Deposit Agreement, the Depositary may issue Receipts for evidence of rights to receive Shares from the Company, or any Custodian, Registrar, transfer agent, clearing agency or other entity involved in ownership records or transaction records in respect of the Shares. Such evidence of rights is required to consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. The Depositary is not permitted to lend Shares or Receipts; except that the Depositary may (i) issue Receipts prior to the receipt of Shares pursuant to
Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received. The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. The Depositary is required to cause each such transaction to be (a) accompanied by (x) a written representation from the person to whom Receipts or Shares are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted as the case may be, or (y) such other evidence of ownership of shares or Receipts, as the case may be, as the Depositary deems appropriate. (b) at all times fully collateralized (marked to market daily) with cash, United States Government securities or other collateral of comparable safety and liquidity, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. Pursuant to the Deposit Agreement, the Depositary has agreed to limit the number of -Receipts and Shares involved in such transactions at any one time to thirty percent (30%) of the face amount of Receipts outstanding (without giving effect to Receipts outstanding under (i) above), or principal amount of Shares actually deposited under the Deposit Agreement, respectively. Pursuant to the Deposit Agreement, the Depositary is required to set limits with respect to the number of Receipts and Shares involved in such transactions with any one person of a case-by-case basis as it deems appropriate. Pursuant to the Deposit Agreement collateral (but not any earnings thereon) is required to be held for the benefit of the Holder only. The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

      (10) Power of Attorney. The Holder hereby agrees that, upon acceptance of this Receipt issued in accordance with the, terms of the Deposit Agreement, the Holder appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein and in the Deposit Agreement with respect to the Deposited Securities, including but not limited to those set forth in Article IV of the Deposit Agreement, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes hereof and of the Deposit Agreement.

      (11) Disclosure of Interest. The Holder of this Receipt agrees to comply with the Company's Articles of Association, as they may be amended from time to time, and the laws of Sweden, with respect to disclosure requirements, if any, regarding ownership of Deposited Securities and shares in and other securities and debt obligations of the Company, all as if this Receipt were to the extent practicable the Shares represented hereby.

      The Depositary shall, at the Company's request, send to any Holder specified by the Company a notice requiring such Holder to notify the Depositary as to whether any of such Holder's American Depositary Shares represented by any of the Receipts held by or registered in the name of such Holder are being held, directly or indirectly, for some person other than such Holder and, if so, the name, address and citizenship of such other person or persons. Each Holder will provide to the Depositary at the Depositary's Principal Office the information requested in the Depositary's notice within five (5) business days after the date of the notice and the Depositary shall forthwith furnish the Company with the information provided. Should any Holder fail to provide the information sought within such five (5) business days, the Depositary shall notify the Company accordingly and, upon receipt of written instructions from the Company to that effect, the Depositary shall (i) discontinue the registration of transfers of all Receipts registered in the name of such Holder; (iii) suspend the distribution of payments of dividends to such Holder; and (iii) not give any further notices to such Holder; until such information is provided pursuant to
Section 3.04 of the Deposit Agreement.

      (12) Compliance with U.S. Securities Laws. Pursuant to the Deposit Agreement, the Company and the Depositary are required to exercise any rights they have under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a mariner which would not violate the United States securities laws, including, without being limited to, General Instruction I. A(1) to Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

Dated:

Countersigned                       CITIBANK, N.A,,
                                      as Depositary

By  ............................    By  ................................
.................................    ....................................
Authorized Officer                                            Vice President

      The address of the Principal Office of the Depositary is 111 Wall Street, 5th Floor, New York, New York 10043.

                           [FORM OF REVERSE OF RECEII]

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

      Dividends and Distributions; Rights. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be Converted on a reasonable basis into United States dollars transferable to the United States and, subject to the provisions of the Deposit Agreement, convert such dividend or distribution into United States dollars and will distribute the amount thus received to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that the amount distributed, will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into United States dollars transferable to the United States, or may not be so convertible for all of the Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion, if any and distribution in United States dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance for the account of, the Holders of Receipts entitled thereto. If in the opinion of the Depositary any distribution other than cash or Shares upon any Deposited Securities cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company's approval, and shall if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, converted into United States dollars if not in such dollars (if such conversion may in the judgment of the Depositary be achieved on a reasonable basis), to the Holders of Receipts entitled thereto. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited securities represented thereby. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall have discretion as to whether such rights are to be made available to the Holders of Receipts; provided, however, that the Depositary will, if requested by the Company, either (a) make such rights available to Holders of Receipts by means of warrants or otherwise, if lawful and feasible, or (b) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such or warrants or other installments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders of Receipts otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise.

      Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Secures, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will fix a record date for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement.

      Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Deposited Securities, the Depositary will mail to the Holders of Receipts a notice which will contain (a) such information as is contained in such notice of meeting and (b) a statement that the Holders of receipts at the close of business on a specified record date will be entitled to instruct the Depositary as to the exercise of voting rights, if any, pertaining to the amount of Deposited Securities represented by their respective American Depositary Shares, and a brief statement as to the manner in which such instructions may be given. Upon the written request of a Holder of a Receipt or Receipts on such record date, received on or before the date established by the Depositary for such purpose, together with (1) such Holder's Receipt or Receipts for such Shares as to which voting instructions are being given and (ii) such Holder's instructions that such Receipt or Receipts are to be held in a blocked account until the Shares represented by such Receipt or Receipts are voted, the Depositary will endeavor insofar as practicable to vote or cause to be voted the amount of Deposited Securities represented by such Receipt or Receipts in accordance with such instructions. The Depositary agrees not to vote the Shares or other Deposited Securities represented by a Receipt unless it receives instructions from the Holder of such Receipts.

      Changes Affecting Deposited Securities. Upon any change in par value, split up, consolidation or any other reclassification of Deposited Securities or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and the American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend, or call for the surrender of outstanding Receipts to be exchanged for new Receipts.

      Reports; Inspection of Transfer Books. The Depositary will make available for inspection by Holders of Receipts at its Principal office any reports and communications received from the Company, including any proxy soliciting material, which are both (a) received by the Depositary as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Molders of Receipts copies of such reports when furnished by the Company as provided in the Deposit Agreement, The Depositary will keep books for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Holders of Receipts. provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

      Liability of the Company and Depositary. Neither the Depositary nor the Company shall incur any liability to any Holder of this Receipt, if by reason of any provision of any present or future law of any country or of any governmental authority, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders of Receipts, except that they agree to use their best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodians being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote, provided that any such action or non-action is in good faith. The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Company agrees to indemnify the Depositary and each Custodian against, and hold each of them harmless from, any liability or expense which may arise out of acts performed in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any Custodian, except for any liability arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents.

      Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time appoint a substitute or additional custodian and the term "Custodian" shall also refer to such substitute or additional custodian.

      Amendment of Deposit Agreement and Receipts. The Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery or the cancellation of Receipts and taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not became effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby.

      Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may otherwise terminate the Deposit Agreement at any time 60 days after the Depositary shall have resigned, if a successor depositary shall not have been appointed and accepted its appointment. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of rights and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of Receipts not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except for its obligations under Section 5.08 thereof and except to account for the claims of Holders, as creditors of the Depositary, for such net proceeds and other cash, after deducting, or charging, as the case may be, the fees of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement, except for the Company's obligations under Section 5.08 thereof.

      Available Information. The Company currently is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Securities and Exchange Commission (the

"Commission") Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission in Washington, D.C.

                                                                  Conformed copy
                                    EXHIBIT B

                            CHARGES OF THE DEPOSITARY

------------------------------------------------------------------------------------------------------------------
     Service                            Rate                                By Whom Paid
------------------------------------------------------------------------------------------------------------------
(1)  Receipt of deposits and issuance   $5 per 100 American Depositary      Party to whom Receipts are issued
     of Receipts                        Shares or fraction thereof
------------------------------------------------------------------------------------------------------------------
(2)  Delivery of deposited Shares       $5 per 100 American Depositary      Party surrendering Receipts
     against surrender of Receipts      Shares or fraction thereof
------------------------------------------------------------------------------------------------------------------
(3)  Payments of Dividends              No charge                           Not applicable
     Distributions or Rights Offering
     in respect of Shares
------------------------------------------------------------------------------------------------------------------

      Except as otherwise provided in the Deposit Agreement, any and all other expenses of the Depositary, including, without limitation, expenses or charges for printing, stationery, postage, insurance, cables, etc., are to be borne by the Depositary, or by the Company in accordance with agreements entered into from time to time with the Company.


                                       B-1